Home Equity Loan-Backed Term Notes, GMACM Series 2001-HE1
                             Payment Date 12/26/2001

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Servicing Certificate                                   Group 1                 Group 2
---------------------
Beginning Pool Balance                                           398,704,844.31      110,870,901.51
Beginning PFA                                                              0.00                0.00
Ending Pool Balance                                              378,810,466.67      103,833,602.72
Ending PFA Balance                                                            -                   -
Principal Collections                                             19,818,590.23        7,000,420.69
Principal Draws                                                               -                   -
Net Principal Collections                                         19,818,590.23        7,000,420.69
Active Loan Count                                                        12,883               2,193

Interest Collections                                               3,317,208.29          913,225.62

Weighted Average Loan Rate                                             9.97000%           10.01000%
Weighted Average Net Loan Rate Both Groups                              9.3436%
Substitution Adjustment Amount                                             0.00                0.00
                  Beginning          Ending                                                        Interest   Security
Term Notes         Balance           Balance           Factor         Principal      Interest     Shortfalls      %          Coupon
----------         -------           -------           ------         ---------      ---------    ----------      -          ------
Class A-I           392,757,258.37  372,905,344.60       0.7458107   19,851,913.77   2,019,426.90        0.00  0.573701     6.170%
Class A-II -1         7,997,630.96      985,439.56       0.0199449    7,012,191.40      14,845.60        0.00  0.001516     2.228%
Class A-II -2        24,713,000.00   24,713,000.00       1.0000000            0.00     110,590.68        0.00   0.03802     5.370%
Class A-II -3        24,132,000.00   24,132,000.00       1.0000000            0.00     114,627.00        0.00  0.037126     5.700%
Class A-II -4        27,166,000.00   27,166,000.00       1.0000000            0.00     140,357.67        0.00  0.041794     6.200%
Class A-II -5         9,210,000.00    9,210,000.00       1.0000000            0.00      52,036.50        0.00  0.014169     6.780%
Class A-II -6 NAS    15,371,000.00   15,371,000.00       1.0000000            0.00      78,776.38        0.00  0.023648     6.150%
A-IO (Notional)      65,000,000.00   65,000,000.00       1.0000000            0.00     433,333.33        0.00         0    8.000%

Certificates          -                 -                 -               -            952,620.84      -          -             -

Beginning Overcollateralization Amount                             8,228,856.49
Overcollateralization Amount Increase (Decrease)                     (67,571.26)
Outstanding Overcollateralization Amount                           8,161,285.23
Overcollateralization Target Amount                                8,161,285.23

Credit Enhancement Draw Amount                                             0.00
Unreimbursed Prior Draws                                                   0.00


                                                                                                        Number          Percent
Group 1                                                                 Balance                        of Loans       of Balance
-------                                                                 -------                        --------       ----------
Delinquent Loans (30 Days)                                         1,381,409.13                           50             0.36%
Delinquent Loans (60 Days)                                           349,914.36                           15             0.09%
Delinquent Loans (90 Days)                                           357,668.49                           14             0.09%
Delinquent Loans (120 Days)                                          361,660.55                           15             0.10%
Delinquent Loans (150 Days)                                          240,156.10                           10             0.06%
Delinquent Loans (180+ Days) (1)                                              -                            0             0.00%
REO                                                                        0.00                            0             0.00%

Delinquency Figures Include Foreclosures and REO


                                                                                                        Number          Percent
Group 2                                                                 Balance                        of Loans       of Balance
-------                                                                 -------                        --------       ----------
Delinquent Loans (30 Days)                                           925,572.36                           34             0.89%
Delinquent Loans (60 Days)                                           226,890.00                            8             0.22%
Delinquent Loans (90 Days)                                            98,988.94                            4             0.10%
Delinquent Loans (120 Days)                                          331,118.98                            6             0.32%
Delinquent Loans (150 Days)                                          114,769.58                            5             0.11%
Delinquent Loans (180+ Days) (1)                                              -                            0             0.00%
REO                                                                        0.00                            0             0.00%

Delinquency Figures Include Foreclosures and REO

                                                         Liquidation To-Date
Beginning Loss Amount                                                399,409.45
Current Month Loss Amount                                            112,665.51
Current Month Principal Recovery                                      23,211.46
Net Ending Loss Amount                                               488,863.50                0.00

                                                            Special Hazard                               Fraud        Bankruptcy
Beginning Amount                                                           0.00                                0.00            0.00
Current Month Loss Amount                                                  0.00                                0.00            0.00
Ending Amount                                                                 -                                   -               -

Liquidation Loss Distribution Amounts                                      0.00
Extraordinary Event Losses                                                 0.00
Excess Loss Amounts                                                        0.00

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